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                     U.S. Securities and Exchange Commission
                             Washington, D. C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2001

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

          Delaware                   33-37203-D                13-4093923
(State or other jurisdiction     (Commission File             (IRS Employer
     of Incorporation)                Number)            Identification Number)


             100 Park Avenue, New York, NY                10017
        (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code  (212) 376-8800


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Item 5.  Other Events

     On December 4, 2001, Laidlaw Global Corp. (the "Registrant or "LGC") entered into a letter of intent (the "LOI") with Third Security, LLC, a Virginia limited liability company ("TS") with terms as described below. TS is a private investment group with its principal office located at The Governor Tyler, Radford, Virginia 24141.

     On December 14, 2001 TS approached LGC with a proposal to abandon the LOI and instead have a subsidiary corporation, Third Security Management Corporation ("TS Management") initially acquire 68.59% of the outstanding common stock held by LGC in H&R Acquisition Corp., a majority-owned subsidiary and enter into a Put and Call Option for the balance of such stock. H&R Acquisition Corp. owns all of the outstanding stock of Howe & Rusling, Inc., a New York corporation engaged in the business of investment management.

     This proposal was memorialized in stock purchase agreement (the "Stock Purchase Agreement") dated December 21, 2001, which provided that for an initial purchase price of $5,000,000, TS would obtain 55.56% of the outstanding stock of H&R Acquisition Corp. by purchasing 5,848.421 shares of such stock held by LGC at the Closing contemplated by the Stock Purchase Agreement. LGC currently owns 8,526.316 shares of such stock. LGC secured the right to put the balance of shares (2,677.895 shares) to TS at the same price per share for additional consideration of approximately $2,289,600 at any time commencing with the Closing but on or before June 30, 2002. TS was granted a Call Option for the same period, at a similar price.

     The Closing took place on December 21, 2001. All transaction documents were held in escrow to December 26, 2001 when the transfer of the initial purchase price was finalized. TS elected to redeliver the stock of Registrant acquired under the terms of the LOI and aggregate the payment obligation therefor into the Note (the secured convertible note, dated as of December 4, 2001 described below entered under of the LOI). At the Closing, Registrant, TS and TS Management agreed that the initial purchase price would be paid in cash of $3,200,000 and credit for the repayment of the $1,800,000 then due on the Note.

     TS Management exercised its Call Option and delivered a secured promissory note, in the amount of $2,289,600, and payable in full upon demand at any time after March 31, 2002. The optioned shares and the promissory note were placed in escrow with Sun Trust Bank pending delivery of the funds pursuant to the promissory note.

     The H&R Acquisition Corp. stock was held by Registrant under a Shareholders Agreement dated September 25, 1992. TS and TS Management demanded, as a condition to the completion of the transaction contemplated by the Stock Purchase Agreement, that Registrant obtain from David N. Bottoms Jr. the transfer and assignment of any and all rights that Bottom may have held under that Shareholders Agreement to purchase the shares of H&R Acquisition Corp. stock being sold by Registrant. Registrant


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entered in an agreement with Mr. Bottoms where he was paid $300,000 from the initial purchase price of the H&R Acquisition Corp. stock for the transfer and assignment of such rights and contemporaneously obtained a three year consulting agreement with Registrant to provide his services in the area of asset management to Registrant.

     Although the LOI was replaced by the Purchase Agreement the parties did take some actions under the LOI. The investment as set forth in the LOI contemplated an investment by TS in consideration for the issuance by the Registrant of newly issued shares of common stock, with demand registration rights to be set forth in a registration rights agreement, so that the fully diluted (taking into account all outstanding warrants, options and convertible securities, whether or not vested or currently exercisable) equity ownership of TS would represent 45% of the common shares of the Registrant. TS also had the option, in its sole discretion, to purchase additional newly issued shares of common stock of the Registrant at the same per share purchase price so that the fully diluted (taking into account all outstanding warrants, options and convertible securities, whether or not vested or currently exercisable) equity ownership of TS would represent up to 51% of the common shares of the Registrant. The final percentage of ownership within the 45% and 51% range was within the sole discretion of TS. The LOI contemplated the completion of a definitive purchase agreement (the "Definitive Agreement"), to be executed between the Registrant and TS prior to February 15, 2002 or as soon thereafter as the Registrant can secure the necessary stockholder approval, subject to the consent of TS to extend beyond February 15, 2002.

     The execution of the Definitive Agreement under the LOI was subject to satisfactory completion of due diligence by TS in its sole discretion. Negotiation of a Definitive Agreement was terminated with completion of the Purchase Agreement described above.

     Pursuant to the LOI, on December 4, 2001, TS entered into convertible secured loan to the Registrant in the principal amount of $1.5 million (the "Loan") and obtained an option to purchase up to $1.0 million of the authorized common stock of the Registrant (the "Option") on or prior to December 17, 2001.

     The Loan was delivered and was evidenced by a secured convertible note, dated as of December 4, 2001 (the "Note"), which bears interest at the rate of 8.5% per year and matures on the earlier of (i) 45 days following written notice from TS (excluding days from December 15 through December 31, 2001) of abandonment of its right under the LOI to buy all the Purchased Shares and (ii) April 1, 2003 (the "Maturity Date"). Principal of the Note may be converted into common stock of the Registrant upon maturity or with the Registrant's consent. The price at which the principal of the Note may be converted into common stock will be the Price Per Share established under the Definitive Agreement. As required by the LOI, the Registrant used the Loan proceeds to repay its outstanding obligations to Pacific USA Holdings Corp. and Chase Bank aggregating $1.45 million. The Note was secured by the shares of common stock owned by the Registrant in its majority-owned subsidiary, H&R Acquisition Corp., under the


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terms of a Pledge Agreement. H&R Acquisition Corp. is a corporation organized under the laws of the State of New York.

     Pursuant to the Option, TS had the right to acquire up to $1.0 million of the common stock of Registrant (the "Option Shares") at the estimated Price Per Share to be established by the Definitive Agreement subject to adjustment for dilution and revision of the Price Per Share to be fixed at the Closing (the "Option Pric Per Share"). TS exercised its right to acquire $300,000 of the Option Shares (representing 1,609,442 shares of common stock, subject to adjustment on the determination of the Price Per Share) on December 4, 2001. The option to purchase the remaining $700,000 of Option Shares was not exercised.

     As noted above, TS elected to redeliver the stock of Registrant acquired under the terms of the LOI and aggregate the payment obligation therefor into the Note. At the Closing under the Stock Purchase Agreement, the initial purchase price was paid in cash of $3,200,000 and credit for the repayment of the $1,800,000 then due on the Note.

     As of the Closing, neither TS nor TS Management hold any shares of Registrant.


     Item 7. Financial Statements and Exhibits

     (c) Exhibits

               10.1 Purchase Agreement dated December 21, 2001, by and among the
                    Registrant, Third Security, LLC and Third Security Management Corporation.

               10.2 Agreement dated December 21, 2001 by and between Registrant and David N. Bottoms, Jr.

               10.3 Letter of Intent, dated December 3, 2001, by and between the
                    Registrant and Third Security, LLC.

               10.4 Promissory Note in the original principal amount of $1.5 million dated December 4, 2001, of the Registrant payable to Third Security, LLC.

               10.5 Pledge Agreement, dated as of December 4, 2001, between the
                    Registrant, as debtor, and Third Security, LLC, as secured party.

               10.6 Assignment and Assumption Agreement, dated as of December 4,
                    2001, by and among the Registrant, Third Security, LLC, and Pacific USA Holdings Corp.

               10.7 Call and Put Option Agreement, dated as of December 4, 2001, by and between the Registrant and Third Security, LLC.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW GLOBAL CORPORATION


January 8, 2002                       By: /s/ Roger Bendelac
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                                              Roger Bendelac
                                              Chairman

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